Contract # 11192- page 1

GEOPHYSICAL SERVICES AGREEMENT

THE AGREEMENT, made and entered into this 26th day of October, 2011, by and between

AMERILITHIUM CORPORATION (hereinafter called CLIENT) doing business at 871 Coronado Center

Dr., Ste. 200 Henderson, NV 89052   and ZONGE International, Inc. (hereinafter referred to as ZERO), an

Arizona corporation doing business at 3322 East Fort Lowell Road, Tucson, Arizona, 85716 USA.

WITNESSETH:

1.    At  the  request  of  CLIENT,  ZERO  will  commence,  undertake  and  thereafter  diligently  proceed  with electrical geophysical surveys in accordance with this GEOPHYSICAL SERVICES AGREEMENT.

2. This AGREEMENT covers surveys conducted according to the following:

Job Number: 11192

Location: Near Tonopah, Nevada

Project Name:  Full Monty

Survey Type:  CSAMT

Survey Budget: $59,500

(Schedule D)

(Total Cost will not exceed $59,500 without written approval of client)

3. Attachment A describes the CONDITIONS OF AGREEMENT.

4. Attachment B is the Survey Charge Schedule and Attachment C is the Survey Charge Procedure to be

used with this AGREEMENT; Attachment D is the job estimate/proposal.

5. All amendments, modifications and extensions of this Agreement must be in writing by either party and evidenced by mutual agreement of CLIENT and ZERO (signed by both parties).

IN WITNESS THEREOF, the parties hereto have executed this AGREEMENT as of the day and date first above written.

ZONGE INTERNATIONAL, INC.

AMERILITHIUM CORPORATION

____________________________

_______________________________

Norman Carlson

Matthew Worrall

Chief Geophysicist

CEO

Contract # 11192- page 2

Attachment A

CONDITIONS OF AGREEMENT

1.   CLIENT  will  supply  necessary  maps  of  the  area  to  be  surveyed  and  will  acquire  all  necessary  access

rights.   Line  location work as required is the responsibility of CLIENT  but can be done by ZERO personnel as part of the survey at the request of CLIENT.  Brushing lines for access is the responsibility of CLIENT.

2.    CLIENT  shall  provide  reasonable  security  for  ZERO  personnel  and  equipment  working  on  CLIENT projects.

3.   ZERO will conduct the survey as requested by CLIENT  and shall provide for the purpose of such survey the appropriate field and geophysical equipment with trained crew as required.

4.  It  is  understood  and  agreed  that  ZERO  is  and  shall  be  deemed  and  treated  as  an  independent  contractor while engaged in the performance of the work herein defined.

5.   Neither ZERO nor its employees will disclose information or show data and records gathered during this survey  to  unauthorized  third  parties  or  use  the  same  except  for  the  sole  purpose  of  the  work  for  CLIENT contemplated hereby without prior written authorization from CLIENT.

6.  ZERO  agrees to  indemnify and  hold  harmless CLIENT  against  any and  all  loss and  expense by reason of liability  imposed  by  the  law  upon  CLIENT  for  personal  injuries  or  death  or  damage  to  property  arising  in consequence  of the  performance  of this AGREEMENT  by ZERO  if such bodily injury, death, or damage to property  arises  in  whole  or  in  part  out  of  the  negligence  or  any  grounds  of  legal  liability  on  the  part  of

ZERO.

7.   ZERO  will  obtain  and  continue  in  force  during  the  terms  of  this  AGREEMENT  at  its  own  expense  all insurance  specified below with insurers which are reasonably acceptable to CLIENT. ZERO shall furnish to

CLIENT  and  forward  to  its insurance  advisors prior to commencement of services hereunder, certificates of

insurance evidencing the coverage required hereunder.   CLIENT  shall be named as additional insured under

ZERO’s  Public  Liability  Insurance.   The  insurance  to  be  obtained  and  continued  in  force  by  ZERO  is  the following:

(a)  Workmen's  Compensation  and  Occupational  Disease  Disability  Insurance  to  the  extent  required  by the laws of Arizona and jurisdiction wherein the work is to be performed.

(b) Comprehensive Public Liability Insurance with a limit of $1,000,000.00 per occurrence.

(c)  Automobile  liability  insurance  with  a  per  occurrence  limit  of  $500,000.  for  vehicles  supplied  by

ZERO, whether owned, leased or rented by ZERO, or borrowed from a third party.

Such  insurance  shall  be  primary to  any other  insurance  in the  event  of loss and  all  retainages or  deductibles shall  be  ZERO's  sole  responsibility.  ZERO  agrees  to furnish  CLIENT  on  request  certificates  evidencing such coverage.

In  recognition  of  the  relative  risks  and  benefits  of  the  Project  to  both  CLIENT  and  ZERO,  the  risks  have been  allocated  such  that  CLIENT  agrees,  to  the  fullest  extent  permitted  by  law,  to  limit  the  liability  of

ZERO  to  CLIENT  for  any  and  all  claims,  losses,  costs,  damages  of  any  nature  whatsoever  or  claims expenses from any cause  or causes, including attorney’s fees and costs and expert-witness fees and costs, so that  the  total  aggregate liability of ZERO to CLIENT  shall not exceed $500,000.00, or ZERO’s total fee  for services  rendered  on  the  Project,  whichever  is  greater.  It  is intended  that  this limitation apply to  any and  all liability or cause of action however alleged or arising, unless otherwise prohibited by law.

Contract # 11192- page 3

8.  ZERO  will  at  its own expense repair any damage to or replace all property of whatever kind or character,

whether  publicly  or  privately  owned,  including  the  property  of  CLIENT,  which  may result  from operations under this AGREEMENT.

9.   ZERO  will  exercise  reasonable  care  in  the  performance  of  work  hereunder,  and  will  take  the  special precautions  necessary  to  avoid  harm  from  conditions  existing  or  created  during  the  progress  of  the  work containing an unreasonable or peculiar risk of harm to persons or property.

10.    ZERO  will  comply  with  all  applicable  laws,  ordinances,  and  governmental  regulations,  including permits  and  licenses  required  to  render  professional  services,  but  CLIENT  will  obtain  and  pay for  required

permits and licenses related to land access rights.   Invoiced amounts submitted under this contract are net to

ZERO:  job  related  taxes  and  government  fees,  whether  applied  direct  or  indirectly,  with  respect  to  the

conduct  of  work  performed  under  this  agreement  are  job  expenses.   ZERO  will  make  all  contributions  with

respect  to  employment  which  pertain  to  ZERO's  work hereunder.  ZERO  will  pay  promptly  all  costs  and expenses  associated  with  its  performance  hereunder,  except  for  those  costs  and  expenses  specifically designated as being CLIENT's responsibility.

11.   CLIENT  shall  pay ZERO  in  U.S.  funds  for  services  as  supported  by crew reports  at  the  rates shown in

Attachment B.

12.   CLIENT   shall   have   the   right   to   audit   the   books   and   records   relating   to   the   costs   under   the

AGREEMENT.   ZERO  agrees  to  maintain  such  books  and  records  for  a  period  of  two  years  from  the  date such  costs  were  incurred  and  to  make  such  books  and  records  available  to  CLIENT  at  any  time  within  the two-year period.

13.    ZERO  shall  submit  to  CLIENT  invoices  describing  the  services  charged  to  CLIENT's  reasonable satisfaction  and  according  to  the  terms  of  the  AGREEMENT.  Payment  is  to  be  made  in  the  following manner:

(a)  Prepayment  of  funds  to  be  earned  hereunder  by  ZERO,  in  the  amount  of  $5,950.00  (10%),  which shall be due prior to mobilization of the field crew and following receipt of invoice.

(b)  Interim invoices are  allowed  each two weeks for completed field work, data processing and expenses.

CLIENT  prepayment  shall  be  used  as  a  credit  towards  payment  of  the  interim  and/or  final  invoice.   All

invoices  are  net  and  due  within  30  days  of  presentation.   Interest  charges  of  one  percent  (1%)  per  month

will be added to all balances over 30 days.

(c) The final report shall be invoiced at the time of delivery to CLIENT.

14.     After   mobilization   of   the   field   crew   to   the   job   site,   CLIENT   has   the   right   to   terminate   this

AGREEMENT  by notice  in writing after  a  minimum of two  (2)  days production.   In addition, CLIENT  will

pay   for   appropriate   demobilization   charges.   Prior   to   mobilization,   CLIENT   may   terminate   this

AGREEMENT  in  writing  without  penalty,  and  ZERO  will  return  to  CLIENT  prepayment  funds  minus actual expenses incurred by ZERO in preparation for the project(s) covered by this AGREEMENT.

15.  ZERO  will  perform  and  execute  all  work  and  services  required  pursuant  to  this  survey  in  a  proper,

careful  and  workmanlike  manner.   ZERO  will  act  to  protect  the  environment  in  accordance  with  CLIENT

policy  and  will  comply  with  all  applicable  environmental  laws  and  regulations.    ZERO  will  obey  all

occupational,  health and  safety laws,  regulations and  guidelines specified  by CLIENT  and  will comply with all applicable occupational health and safety laws and regulations.

16.  ZERO  will  not  be  liable  to  CLIENT  for  delays caused  by weather, necessary equipment repairs or other

acts  beyond  its  control.   CLIENT  shall  be  invoiced  only  for  food  and  lodging  expenses  during  down-time due to equipment failure/repairs or during maintenance.

Contract # 11192- page 4

17.  Notwithstanding  anything  to  the  contrary  contained  herein,  all  records,  drawings,  maps,  plans,  data,

reports, or other graphic information gathered, prepared, and processed by ZERO under this AGREEMENT

shall  be  the  sole  property  of  CLIENT.   A  portion  of  such  property  shall  be  timely  delivered  to  CLIENT  in

accord  with  Attachment  B.   ZERO  shall  be  responsible  for  the  safe  storage  of  the  remainder  of  CLIENT's property  produced  hereunder  until  such  time  as  CLIENT  may  request  its  delivery  to  or  on  behalf  of

CLIENT.   None  of  CLIENT's  property  shall  be  copied, reprinted,  distributed,  published,  or  disclosed  to third parties by ZERO under any circumstance without the prior written consent of CLIENT.

This project will be billed according to the rates set out in Attachment B.

Contract # 11192- page 5

Attachment B

SURVEY CHARGE SCHEDULE FOR

Full Monty Project, Nye County, Nevada

PROVIDED BY ZONGE

4 Zonge Personnel

1 GDP-32 receiver

2 four-wheel drive vehicles

All required peripherals

PROVIDED BY CLIENT

Land access permits for the survey area

SURVEY SPECIFICATIONS

Scalar CSAMT along 3 lines as shown on the attached map totaling approximately 22,600 meters,

using 50 meter station spacings.

SYSTEM CHARGES:

Production time:

$ 3,450.00 per 10 hour field day

Standby and Weather time:

$

172.50/hour

EXPENSES:

Included in the above system charges

DATA PROCESSING/PLOTTING:

$750

FINAL REPORT GENERATION

Logistics Report

Included in above Data Processing charges.

ASSUMPTIONS:

Food and lodging available within 45 minutes of the project area.

Contract # 11192- page 6

Attachment C

SURVEY CHARGE PROCEDURES

C.1. CHARGE DEFINITIONS

PRODUCTION  is  defined  as  field  time  utilized  for  the  purpose  of  obtaining  field  data,  including  two-way transport each day from the crew's lodging facilities.

WEATHER  is  defined  as  climatic  or  atmospheric  conditions  that  cause  unsafe  or  impractical  working

conditions.   The  maximum WEATHER that can be charged on any day is the actual time lost, not to exceed

10 hours.

STANDBY  is  defined  as  survey time  lost  through  no  fault  of  ZERO.  Such  situations  could  include,  but  not limited  to,  restricted  access  to  the  field  site,  delays  in  the  project  due  to  CLIENT  or  CLIENT's  agents,

failure  of  CLIENT-owned  equipment,  and  delays related  to  government  orders.   The  maximum STANDBY

that can be charged on any day is the actual time lost not to exceed 10 hours.

MAINTENANCE  is  defined  as  periodic  routine  repair  and  maintenance  of  field  equipment.   Generally one

day  in  15  is  taken  for  maintenance.   Regardless  of  how  many  days  are  utilized  for  MAINTENANCE,  not more than 2 days in 15 may be charged to CLIENT hereunder.

DOWN TIME is defined as lost time due to failure of ZERO equipment or planning error on ZERO's part.

DAY  OFF  is  defined  as  time  off  for  the  crew.   Generally  one  day  off  is  taken  per  week,  subject  to  specific requirements of each job.

MOBILIZATION  or  DEMOBILIZATION  is  defined  as  the  transportation  time  for  crew  and  equipment

moving  between  Reno  and  the  project  site,  Nevada.    This  time  is  charged  as  STANDBY  unless  specified

otherwise.

C.2.   FIELD CHARGE POLICY

1. COMBINED SYSTEM/LABOR CHARGE

Includes  charges  for  instrumentation  and  personnel.  Billed  for  each  day  on  the  project  except  down  days,

maintenance days, travel days, and days off.

A  standard  production  day  is  ten  (10)  hours  of  field  work  including  travel  time.  However  CLIENT  may be

charged  more  or  less  than  ten  hours  depending  on  the  actual  crew  time  logged  as  production.   Charges  to

CLIENT will be billed on an hourly basis.

2. JOB EXPENSE CHARGE

(a)   Per Diem Expenses: typically $46 (or meals at cost) where not provided by CLIENT or included in the daily cost.

(b)   Lodging: At cost if not provided by CLIENT or included in the daily cost.

(c)   Gasoline: At cost if not provided by CLIENT or included in the daily cost.

(d)   Field Supplies (Expendable Materials): At cost  if not included in the daily cost.

(e)   Misc: At cost with CLIENT approval

3. OTHER SERVICES

Special requests for geophysical consulting services, select processing/plotting tasks, and computer modeling can be provided at an additional charge.

Contract # 11192- page 7

Attachment D

Zonge   International   can   acquire   the   data   for   a   daily  rate   of   $3,450.00  inclusive  of

expenses  for  fuel,  motel  and  meals.  This  rate  is  for  a  four-person  crew  and  is  based  on  a

10  hour  day  which  includes  travel  from  the  location  of  accommodations  to  and  from  the site.  Down-time  due  to  inclement  weather  will  be  charged  at  half-rate.  Down  time  due  to

Zonge equipment malfunction or other reason that is the fault of Zonge, will not be billed.

We estimate 14 to 16 days to complete the CSAMT survey.

Mobilization  to  and  from  the  project,  from  Sparks,  Nevada  will  be  covered  in  a  one-time charge of $ 1,000.00.

Data  processing  and  preparation  of  a  logistics  report  covering  data  acquisition  will  be charged at $ 750.00.

Survey lines can be established by Zonge for a daily rate of $850.00 per day, if requested.

We  estimate  three  days  to  complete  the  survey  control  which  includes  travel  time  from

Sparks  to  the  project  site  and  back.   Survey will  be  established  using  a  Trimble  Pro-XRS

sub-meter  grade  differential  GPS.  Line  control  in  the  field  will  utilize  NAD27  UTM  11N coordinates.

Instrumentation  will  consist  of  a  Zonge  GDP-32II,  multi-channel  receiver.  The  signal source  will  be  a  either  a  Zonge  GGT-30,  30  KVA  transmitter  powered  by  a  ZMG-30 motor-generator  or  a  Zonge  GGT-10,  10  KVA  transmitter  powered  by a  ZMG-09  motor-

generator, depending on signal strength and accessibility of transmitter sites.

Deliverable  products  will  consist  of  a  digital  data  acquisition  logistics  report  covering data acquisition, with the following:

-     Line Location Map

-     Pseudo sections of observed Cagniard resistivity and impedance phase data.

-     Digital data will be provided on a CD-ROM.

To summarize the estimated costs:

Mobilization:

$

1,000.00

Data acquisition: 14-16 days @ $3,450.00:

$ 48,300.00 – 55,200.00

Data acquisition logistics report preparation:

$

750.00

Total estimated costs:

$ 50,050.00 – 56,950.00

Optional Grid GPS stake-out: 3 days @ $850.00     $ 2,550.00

Total estimated costs including GPS stake-out:

$ 52,600.00 – 59,500.00

Contract # 11192- page 8

Production rates depend on access, weather and ambient electrical noise conditions, all of which are beyond our control.

Figure 1: Map of the Full Monty Project CSAMT lines provided by Client.